UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 12, 2014
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
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Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Extension of Severance and Change of Control Agreements
On February 12, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of FEI Company (the “Company”) approved extending the existing severance and change of control arrangements with Dr. Kania, the Company’s President and Chief Executive Officer; Mr. Link, the Company’s Executive Vice President and Chief Financial Officer; Mr. Loh, the Company’s Executive Vice President and Chief Operating Officer; and Mr. Thies, the Company’s Senior Vice President, General Counsel and Secretary. The agreements will be renewed for an additional 3-year term commencing on May 16, 2014. In deciding to extend the arrangements, the Committee took into account a review of severance and change of control benefit practices and benchmarking prepared by Compensia, the Committee's independent compensation consultant. A description of the severance and change of control arrangements can be found in the Company’s Proxy Statement for 2013.

Management Variable Plan Payout
The Company determined payments under the its Management Variable Plan (“MVP”) to the Company's named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for performance in 2013. The payments were calculated in accordance with the metrics disclosed by the Company in a Current Report on Form 8-K filed on December 14, 2012. The amounts payable to the named executive officers are as follows:

Named Executive Officer:	Incentive Payments Under 2013 MVP

Don R. Kania	$592,477
Raymond A. Link	$206,909
Benjamin Loh	$293,482
Bradley J. Thies	$135,798

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: February 14, 2014